Exhibit 32.1


                           CERTIFICATIONS PURSUANT TO

                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         As required by 18 U.S.C. Section 1350, I, Chin-Our Jerry Jen, President and Chief Operating Officer, hereby certify that, to the best of my knowledge:
         1. this Quarterly Report on Form 10-Q for the period ended June 30, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
         2. the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                             Dated: August 14, 2003

                             /S/ CHIN-OUR JERRY JEN
                               Chin-Our Jerry Jen
                      President and Chief Operating Officer
                          (Principal Executive Officer)